Exhibit 99.1

VINEYARD NATIONAL BANCORP

Press Release

Vineyard National Bancorp Reports Record Quarterly and Six Month Earnings, with Assets of $1.9 Billion

Corona, CA, July 20, 2006 -- Vineyard National Bancorp (the “Company”) (NASDAQ GS: VNBC), and its subsidiary Vineyard Bank (the “Bank”), today reported record earnings for the quarter-ended June 2006 of $5.4 million, or $0.52 per diluted share, compared with net earnings of $4.8 million, or $0.48 per diluted share, for the quarter-ended June 2005. The growth in earnings represents an increase of 14.3% over the same quarter in 2005. The return on average common equity was approximately 20.2% for the period, as compared to 22.1% for the corresponding period in the prior year.

For the six months ended June 2006, the Company reported record net earnings of $9.6 million, or $0.94 per diluted share, compared with net earnings of $9.2 million, or $0.93 per diluted share, for the comparable period in 2005. The growth in earnings represented an increase of approximately 4.6% over the comparable period last year. Diluted earnings per share increased 1.1%, which produced a return on average common equity of approximately 19.4% for the period, as compared to 21.5% for the same period in 2005.

SECOND QUARTER 2006 OPERATING HIGHLIGHTS

•
Total assets were $1.9 billion at quarter-end June 2006, an increase of $150.3 million, or 9% over the year-end December 2005 level, and an increase of $244.4 million, or 15% over the same period in 2005;

•
Total loans, net of unearned income, were $1.5 billion at quarter-end June 2006, net of $72 million of participation loans sold during second quarter, an increase of $134.6 million or 10% over year-end December 2005 level, and an increase of $262.5 million, or 21% over the same period in 2005;

•	Total deposits were $1.5 billion at quarter-end June 2006, an increase of $248.5 million, or 19% over year-end December 2005, and an increase of $491.4 million or 48% over the same period in 2005;

•
Leveraging of infrastructure improved the operating efficiency ratio to 55% for the quarter-ended June 2006 as compared to 58% for the quarter-ended March 2006 and 60% for the quarter-ended December 2005;

•	Improved liquidity position with the decrease in borrowings through deposit growth and sale of loans;

•	Merger agreement signed to acquire Rancho Bank, a commercial bank headquartered in San Dimas, California, with total assets of approximately $220.4 million;

•
Capital raises of approximately $50 million to partially finance the acquisition of Rancho Bank, from the issuance of 1.2 million shares of common stock and the issuance of $18.0 million in trust preferred securities, which impacted the Company’s second quarter diluted earnings per share by approximately $0.02 and;

•
Implementation of remote item capture (Check 21) technology, effectively expanding the Company’s commercial demand deposit gathering capabilities. The Company plans to offer this service to selected business clients by the end of August.

“The Company began to realize some of the operating benefits from its earlier investments in personnel and infrastructure during the completed second quarter. In our continuing efforts to generate lower-cost core deposit growth, the Company also believes that the implementation of the Check 21 technology will significantly enhance our ability to build relationships within all the communities we service and expand our relationships significantly. As the competition for core deposits continues, this Check 21 technology provides a customer service advantage that builds upon two of our core values: creativity and flexibility,” stated Norman Morales, President and Chief Executive Officer.

ACQUISITION

On April 19, 2006, the Company entered into a definitive agreement to acquire all of the outstanding common stock and settle all stock options of Rancho Bank in an all cash transaction for a total purchase price of approximately $57.8 million. Rancho Bank operates four branches in Los Angeles and San Bernardino counties and had $220.4 million in assets at June 30, 2006.

On July 19, 2006, the shareholders of Rancho Bank approved the sale. The Company has also received all requisite regulatory approvals, and as such, anticipates closing the transaction in the early part of August 2006.

CAPITAL RESOURCES

During the second quarter of 2006, the Company issued an aggregate of $31.8 million of common stock in a registered direct offering. The shares were offered through a prospectus supplement pursuant to the Company’s effective shelf registration statement. The transaction involved the sale of 1.2 million shares of common stock to accredited institutions.

Also during the second quarter of 2006, the Company issued $18.0 million of trust preferred securities bearing a floating interest rate of three-month LIBOR plus 1.60 percent. The initial effective after-tax cost of capital for these securities was less than 4.0%.

These two transactions raised approximately $50 million which the Company will utilize to support its internal growth and the pending acquisition of Rancho Bank.

At June 30, 2006, total stockholders’ equity of the Company totaled $128.9 million, an increase of $28.9 million or 29% as compared to December 31, 2005. The Company’s net book value of its common stock increased from $9.86 at December 31, 2005 to $11.54 per share at June 30, 2006.

OPERATING RESULTS

For the quarter-ended June 2006, the Company noted an increase in both net interest income and net interest margin as compared to the same period last year. Net interest income before its provision for loan losses was $20.3 million, an increase of $4.2 million or 26%, as compared to the same period in 2005. These results produced a net interest margin of 4.46% for the quarter-ended June 2006, an increase as compared to 4.37% for the comparable period in 2005.

For the six months ended June 2006, the Company’s net interest income before its provision for loan losses was $39.1 million, an increase of $8.0 million or 26%, as compared to the same period in 2005. These results produced a net interest margin of 4.45% for the period, a slight decrease as compared to 4.48% for the comparable period in 2005.

The net interest margin has been impacted throughout the first six months of 2006 by the increases to market rates, re-pricing of the Company’s loan portfolio, rates on new deposit production, and wholesale borrowing rates. The stability in the Company’s net interest margin is a byproduct of the balance sheet management needed within this challenging rate environment.

Total net revenues (net interest income before provision for loan losses and other operating income) for the quarter-ended June 2006 increased by $4.7 million or 27% as compared to the same period in 2005 and increased by $8.3 million or 25% for the six months ended June 2006 as compared to the same period in 2005.

Credit quality continues to remain strong, with minimal nonperforming loans and net charge-offs. Expressed as a percentage of gross loans, nonperforming loans were 0.13% at June 30, 2006 compared to 0.07% for year-end 2005 and 0.37% at June 30, 2005. Net charge offs, expressed as a percentage of average gross loans, were 0% for the three and six months ended June 2006. Both of these credit quality measurements compare favorably to the Western peer group of similarly sized banks.

At June 30, 2006 gross loans outstanding, net of unearned income were $1.5 billion, net of participation loans sold, an increase of $134.6 million or 9.8% compared to the December 31, 2005 level of $1.4 billion. Gross loans outstanding, net of unearned income at June 30, 2005 were $1.2 billion. The largest component of this increase in the first half of 2006 is centered in the established coastal and tract construction product lines, followed by commercial real estate mortgages as well as multi-family and other residential lending within the California marketplace. The Company’s efforts continue to be focused on the measured growth of its loan and deposit portfolios in the desired compositions.

As the Company continued its efforts in the diversification of its loan portfolio, for the three and six months ended June 2006, it participated with other community banks approximately $72 million and $75 million in loans, respectively, with the majority of the participations in construction loan balances of approximately $64 million. The Company also reclassified $43.6 million of its multifamily loans to held-for-sale during the quarter-ended June 30, 2006.

The Company’s assessment of risks related to its loan portfolio necessitated a provision for loan losses in the amount of $0.7 million and $1.9 million for the three and six months ended June 2006, as compared to $0.9 million for the same periods in 2005.  This contributed to the increase of the allowance for loan losses to $15.7 million, or 1.0% of gross loans outstanding at quarter-end.

At June 30, 2006, total deposits were $1.5 billion, an increase of $248.5 million, or 19%, as compared to the December 31, 2005 level of $1.3 billion. Total deposits at June 30, 2005 were $1.0 billion. Non-interest bearing demand deposits were $177.1 million at quarter-end June 2006, an increase of $22.4 million or 14% over year-end December 2005, and an increase of $39.1 million or 28% over the same period in 2005.

Total operating expenses for the quarter-ended June 2006 were $12.1 million, as compared to $8.4 million for the same period in 2005. Total operating expenses for the six months ended June 2006 were $23.5 million, an increase of $6.6 million or 39% over the same period in 2005. Costs associated with salaries, cash incentives and benefits for the quarter-ended June 2006 were $6.7 million, representing over 50% of total operating costs, a consistent ratio for each of the last six quarters. Occupancy and equipment expenses for the quarter-ended June 2006 were $2.1 million, an increase of $0.5 million or 30% over the same period of 2005. Occupancy and equipment expenses for the six months ended June 2006 were $4.3 million, an increase of $1.1 million or 34% over the same period of 2005. The increases are attributable to the costs of the new banking centers and loan production offices placed into operation within the last year.

The Company’s efficiency ratio, which measures the relationship of total operating expenses and total operating income, was 55% for the quarter-ended June 2006, as compared to 48% for the same period in 2005. The efficiency ratio for the six months ended June 2006 was 56%, as compared with 50% for the same period in 2005. The leveraging of the increased infrastructure put in place at the end of 2005 and early 2006 is expected to allow the Company to benefit from the increases in earning-asset growth without proportional increases in operating expenses for the remainder of this operating year.

The Bank continues to be “well-capitalized” pursuant to the guidelines established by regulatory agencies.  To be considered “well-capitalized” an institution must have total risk-based capital of 10% or greater, and a leverage ratio of 5% or greater.  The Bank’s total risk-based and leverage capital ratios were 12.5% and 11.1% at June 30, 2006, respectively.

The Company previously had a practice of updating earnings guidance quarterly. Given the growing trend of not giving guidance based on financial disclosure concerns, views of regulatory agencies and the market in general, the Company will no longer provide earnings guidance. The Company believes the current analyst evaluations are adequate and reasonable.

The Company is a bank holding company headquartered in Corona, California, and the parent company of the Bank, also headquartered in Corona, California. The Bank operates through twelve full-service banking centers and four loan production offices located in the counties of Los Angeles, Marin, Monterey, Orange, Riverside, San Bernardino, San Diego, and Ventura, California.  The Company’s common stock is traded on the NASDAQ Global Market System under the symbol “VNBC.”

As a continuing component to its Shareholders’ Relations Program, the Company has prepared a presentation describing its operating performance and strategies.  The presentation may be accessed at www.vnbcstock.com.

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently unreliable and actual results may vary.  Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the Company’s filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Shareholder Relations
1260 Corona Pointe Court, Corona, California 92879  Tel: (951) 271-4232  Fax: (951) 278-0041 Email address: shareholderinfo@vineyardbank.com

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	June 30, 2006		December 31, 2005		$ Change	% Change
Assets
Loans, net of unearned income	$1,507,712		$1,373,099		$134,613	10%
Less allowance for loan losses	(15,693)		(13,762)		(1,931)	14%
Net Loans	1,492,019		1,359,337		132,682	10%
Loans held-for-sale	43,601		-		43,601	100%
Investment securities	243,316		267,849		(24,533)	-9%
Total Earnings Assets	1,778,936		1,627,186		151,750	9%

Cash and cash equivalents	25,097		28,630		(3,533)	-12%
Premises and equipment, net	19,617		19,192		425	2%
Other assets	40,312		38,630		1,682	4%
Total Assets	$1,863,962		$1,713,638		$150,324	9%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$177,090		$154,664		$22,426	14%
Interest-bearing	1,348,466		1,122,348		226,118	20%
Total Deposits	1,525,556		1,277,012		248,544	19%

Federal Home Loan Bank advances and other borrowings	72,000		224,000		(152,000)	-68%
Subordinated debt	5,000		5,000		-	0%
Junior subordinated debentures	115,470		96,913		18,557	19%
Other liabilities	17,039		10,728		6,311	59%
Total Liabilities	1,735,065		1,613,653		121,412	8%

Stockholders' Equity
Common stock equity	133,931		101,869		32,062	31%
Preferred stock equity	9,665		9,665		-	0%
Unallocated ESOP shares	(6,033)		(6,304)		271	-4%
Cumulative other comprehensive loss	(8,666)		(5,245)		(3,421)	65%
Total Stockholders' Equity	128,897		99,985		28,912	29%
Total Liabilities and Stockholders' Equity	$1,863,962		$1,713,638		$150,324	9%

Total non-performing loans/Gross loans	0.13%	(1)	0.07%	(1)

Number of shares of common stock outstanding	10,332,273	(2)	9,159,203	(2)

Net book value of common stock (3)	$11.54		$9.86
Net book value of common stock,
excluding other comprehensive loss (3)	$12.38		$10.43

(1) Total non-performing loans include non-accrual loans and accrual loans that are more than 90 days past due. Gross loans include loans, net of unearned income and loans held-for-sale.
(2) Number of shares of common stock outstanding at June 30, 2006 and December 31, 2005 excludes 256,966 and 268,487 unreleased and unallocated ESOP shares, respectively.
(3) Net book value of common stock is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end. The net book value of common stock, excluding other comprehensive loss eliminates cumulative other comprehensive loss from the numerator.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	June 30, 2006		June 30, 2005		$ Change	% Change
Assets
Loans, net of unearned income	$1,507,712		$1,245,247		$262,465	21%
Less allowance for loan losses	(15,693)		(13,876)		(1,817)	13%
Net Loans	1,492,019		1,231,371		260,648	21%
Loans held-for-sale	43,601		-		43,601	100%
Investment securities	243,316		311,692		(68,376)	-22%
Total Earnings Assets	1,778,936		1,543,063		235,873	15%

Cash and cash equivalents	25,097		30,894		(5,797)	-19%
Premises and equipment, net	19,617		16,508		3,109	19%
Other assets	40,312		29,102		11,210	39%
Total Assets	$1,863,962		$1,619,567		$244,395	15%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$177,090		$137,965		$39,125	28%
Interest-bearing	1,348,466		896,161		452,305	50%
Total Deposits	1,525,556		1,034,126		491,430	48%

Federal Home Loan Bank advances and other borrowings	72,000		388,000		(316,000)	-81%
Subordinated debt	5,000		5,000		-	0%
Junior subordinated debentures	115,470		81,449		34,021	42%
Other liabilities	17,039		8,556		8,483	99%
Total Liabilities	1,735,065		1,517,131		217,934	14%

Stockholders' Equity
Common stock equity	133,931		101,509		32,422	32%
Preferred stock equity	9,665		9,675		(10)	0%
Unallocated ESOP shares	(6,033)		(6,576)		543	-8%
Cumulative other comprehensive loss	(8,666)		(2,172)		(6,494)	299%
Total Stockholders' Equity	128,897		102,436		26,461	26%
Total Liabilities and Stockholders' Equity	$1,863,962		$1,619,567		$244,395	15%

Total non-performing loans/Gross loans	0.13%	(1)	0.37%	(1)

Number of shares of common stock outstanding	10,332,273	(2)	9,398,288	(2)

Net book value of common stock (3)	$11.54		$9.87
Net book value of common stock,
excluding other comprehensive loss (3)	$12.38		$10.10

(1) Total non-performing loans include non-accrual loans and accrual loans that are more than 90 days past due. Gross loans include loans, net of unearned income and loans held-for-sale.
(2) Number of shares of common stock outstanding at June 30, 2006 and June 30, 2005 excludes 256,966 and 280,083 unreleased and unallocated ESOP shares, respectively.
(3) Net book value of common stock is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end. The net book value of common stock, excluding other comprehensive loss eliminates cumulative other comprehensive loss from the numerator.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,
	2006	2005	$ Change	% Change
Interest Income
Loans, including fees	$35,274	$22,703	$12,571	55%
Investment securities	3,020	3,355	(335)	-10%
Total Interest Income	38,294	26,058	12,236	47%

Interest Expense
Deposits	13,554	6,385	7,169	112%
Other borrowings	4,394	3,565	829	23%
Total Interest Expense	17,948	9,950	7,998	80%

Net Interest Income	20,346	16,108	4,238	26%
Provision for loan losses	700	850	(150)	-18%
Net interest income after provision for loan losses	19,646	15,258	4,388	29%

Other Income
Fees and service charges	442	463	(21)	-5%
Gain on sale of SBA loans and SBA broker fee income	853	770	83	11%
Gain on sale of investments and non-SBA loans	386	-	386	100%
Other income	116	92	24	26%
Total Other Income	1,797	1,325	472	36%

Gross Operating Income	21,443	16,583	4,860	29%

Operating Expenses
Salaries and benefits	6,672	4,487	2,185	49%
Occupancy and equipment	2,134	1,638	496	30%
Other operating expense	3,340	2,281	1,059	46%
Total Operating Expenses	12,146	8,406	3,740	44%

Earnings before income taxes	9,297	8,177	1,120	14%
Income tax provision	3,857	3,419	438	13%
Net Earnings	$5,440	$4,758	$682	14%

Weighted average shares outstanding used in
diluted EPS calculation	10,113,406	9,696,407

Earnings per common share
Basic	$0.53	$0.50	$0.03	6%
Diluted	$0.52	$0.48	$0.04	8%

Efficiency Ratio (4)	55%	48%

(4) The efficiency ratio is calculated by dividing total operating expenses by net interest income before provision for loan losses plus total other income.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)
(unaudited)

	Six Months Ended June 30,
	2006	2005	$ Change	% Change
Interest Income
Loans, including fees	$66,449	$42,419	$24,030	57%
Investment securities	6,092	6,333	(241)	-4%
Total Interest Income	72,541	48,752	23,789	49%

Interest Expense
Deposits	24,070	11,782	12,288	104%
Other borrowings	9,374	5,860	3,514	60%
Total Interest Expense	33,444	17,642	15,802	90%

Net Interest Income	39,097	31,110	7,987	26%
Provision for loan losses	1,900	850	1,050	124%
Net interest income after provision for loan losses	37,197	30,260	6,937	23%

Other Income
Fees and service charges	719	844	(125)	-15%
Gain on sale of SBA loans and SBA broker fee income	1,397	1,427	(30)	-2%
Gain on sale of investments and non-SBA loans	386	-	386	100%
Other income	226	167	59	35%
Total Other Income	2,728	2,438	290	12%

Gross Operating Income	39,925	32,698	7,227	22%

Operating Expenses
Salaries and benefits	13,173	9,411	3,762	40%
Occupancy and equipment	4,252	3,177	1,075	34%
Other operating expense	6,070	4,339	1,731	40%
Total Operating Expenses	23,495	16,927	6,568	39%

Earnings before income taxes	16,430	15,771	659	4%
Income tax provision	6,829	6,596	233	4%
Net Earnings	$9,601	$9,175	$426	5%

Weighted average shares outstanding used in
diluted EPS calculation	9,770,435	9,753,699

Earnings per common share
Basic	$0.96	$0.97	$(0.01)	-1%
Diluted	$0.94	$0.93	$0.01	1%

Efficiency Ratio (4)	56%	50%

(4) The efficiency ratio is calculated by dividing total operating expenses by net interest income before provision for loan losses plus total other income.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Three Months Ended June 30,
	2006			2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans	$1,568,103	$35,274	9.02%	$1,158,526	$22,703	7.86%
Investment securities (5)	263,542	3,020	4.59%	318,527	3,355	4.22%
Total interest-earning assets	1,831,645	38,294	8.38%	1,477,053	26,058	7.08%
Other assets	67,639			63,063
Less: allowance for probable loan losses	(15,355)			(13,392)
Total average assets	$1,883,929			$1,526,724

Liabilities and Stockholders' Equity
Interest-bearing deposits (6)	$1,282,462	13,554	4.24%	$907,933	6,385	2.82%
FHLB advances and other borrowings	184,397	2,239	4.87%	299,169	2,262	3.03%
Subordinated debt	5,000	104	8.26%	5,000	81	6.45%
Junior subordinated debentures	106,293	2,051	7.64%	79,636	1,222	6.15%
Total interest-bearing liabilities	1,578,152	17,948	4.55%	1,291,738	9,950	3.09%
Demand deposits	170,363			132,588
Other liabilities	17,948			8,103
Total average liabilities	1,766,463			1,432,429
Preferred stock equity	9,665			7,973
Common stock equity, net of
cumulative other comprehensive loss	107,801			86,322
Stockholders' equity	117,466			94,295
Total liabilities and stockholders' equity	$1,883,929			$1,526,724

Net interest spread (7)			3.83%			3.99%
Net interest margin (8)		$20,346	4.46%		$16,108	4.37%

Return on Average Assets			1.16%			1.25%
Return on Average Common Equity			20.24%			22.11%
Net Charge-off's/Average Gross Loans			0.00%			0.00%

(5) The yield for investment securities is based on historical amortized cost balances.
(6) Includes savings, NOW, money market, and time certificate of deposit accounts.
(7) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(8) Net interest margin is computed by dividing net interest income by total average earning assets.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2006			2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans	$1,504,497	$66,449	8.91%	$1,099,306	$42,419	7.78%
Investment securities (5)	267,013	6,092	4.57%	299,956	6,333	4.22%
Total interest-earning assets	1,771,510	72,541	8.25%	1,399,262	48,752	7.02%
Other assets	73,198			61,282
Less: allowance for probable loan losses	(14,766)			(13,201)
Total average assets	$1,829,942			$1,447,343

Liabilities and Stockholders' Equity
Interest-bearing deposits (6)	$1,200,543	24,070	4.04%	$886,110	11,782	2.68%
FHLB advances and other borrowings	230,622	5,380	4.70%	253,209	3,484	2.77%
Subordinated debt	5,000	202	8.04%	5,000	154	6.12%
Junior subordinated debentures	101,629	3,792	7.42%	75,411	2,222	5.86%
Total interest-bearing liabilities	1,537,794	33,444	4.38%	1,219,730	17,642	2.91%
Demand deposits	166,173			129,087
Other liabilities	16,281			8,510
Total average liabilities	1,720,248			1,357,327
Preferred stock equity	9,665			4,009
Common stock equity, net of
cumulative other comprehensive loss	100,029			86,007
Stockholders' equity	109,694			90,016
Total liabilities and stockholders' equity	$1,829,942			$1,447,343

Net interest spread (7)			3.87%			4.11%
Net interest margin (8)		$39,097	4.45%		$31,110	4.48%

Return on Average Assets			1.06%			1.28%
Return on Average Common Equity			19.36%			21.51%
Net Charge-off's/Average Gross Loans			0.00%			0.00%

(5) The yield for investment securities is based on historical amortized cost balances.
(6) Includes savings, NOW, money market, and time certificate of deposit accounts.
(7) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(8) Net interest margin is computed by dividing net interest income by total average earning assets.